EXODUS MOVEMENT, INC. 2021 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT CANCELLATION AGREEMENT This Restricted Stock Unit Cancellation Agreement (this “Agreement”) is hereby entered into by and between Exodus Movement, Inc., a Texas corporation (the “Company”), and Daniel Castagnoli (“Participant”) as of August 31, 2026 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Exodus Movement, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan”). WHEREAS, the Company previously granted the Restricted Stock Unit Awards under the 2021 Plan to Participant set forth on Exhibit A hereto (the “Outstanding RSUs”); and WHEREAS, Participant desires to voluntarily cancel each Outstanding RSU in accordance with the terms set forth herein. NOW, THEREFORE, the Company and Participant agree as follows: Outstanding RSU Cancellation. The Outstanding RSUs, whether vested or unvested, shall be deemed cancelled and forfeited as of the Effective Date, and Participant shall have no further rights with respect thereto. Participant acknowledges that the consideration under Section 2 is good and sufficient consideration for such cancellation. Non-Disparagement. The Company agrees to direct the members of the Board to refrain from publishing any oral or written statements about Participant that are slanderous, libelous, disparaging or defamatory or that place Participant in a false light before the public. Representations and Warranties. Each party hereto represents and warrants to the other party hereto that (i) such party has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (ii) the execution and delivery by such party of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of any provision of any agreement of such party (if applicable) or require that such party obtain the consent of any other party or governmental authority. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of (a) Participant and Participant’s beneficiaries, executors, administrators, personal representatives and heirs and (b) the Company, its successors and assigns. Participant’s signature below on this Agreement affirms that Participant has read, understands, acknowledges, and accepts all provisions of this Agreement. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws. Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the Docusign Envelope ID: 10C32F32-F229-8A67-82AE-931170F3BF87

same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature. IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement, to be effective as of the Effective Date. EXODUS MOVEMENT, INC. By: Name: James Gernetzke Title: CFO PARTICIPANT Daniel Castagnoli Docusign Envelope ID: 10C32F32-F229-8A67-82AE-931170F3BF87

Exhibit A Outstanding RSUs Date of Grant Number of Restricted Stock Units January 1, 2023 78,125 March 13, 2024 115,031 May 21, 2025 40,062 Docusign Envelope ID: 10C32F32-F229-8A67-82AE-931170F3BF87